Exhibit 10.23

DIRECTOR NOMINATION AGREEMENT

by and among

FERMI INC.

and

the other parties hereto

Dated as of __________, 2025

TABLE OF CONTENTS

BACKGROUND		1
ARTICLE I. INTRODUCTORY MATTERS		1
1.1	Definitions	1
1.2	Headings	3

ARTICLE II. BOARD NOMINATION RIGHTS; OBLIGATIONS		3
2.1	Board Nomination Rights	3
2.2	Company Obligations	4
2.3	Investor Obligations	5

ARTICLE III. AMENDMENT AND WAVER; ASSIGNMENT; TERMINATION		5
3.1	Amendment and Waiver.	5
3.2	Benefit of Parties	6
3.3	Assignment	6
3.4	No Transfer Restrictions and Release	6
3.5	Termination	6

ARTICLE IV. GENERAL PROVISIONS		6
4.1	Expenses	6
4.2	Filing Requirements	6
4.3	Indemnification	7
4.4	Governing Law	8
4.4	Jurisdiction	8
4.5	WAIVER OF JURY TRIAL	8
4.6	Entire Agreement	8
4.7	Counterparts; Effectiveness	8
4.8	Severability	8
4.9	Further Assurances	8
4.10	Specific Performance	9
4.11	Enforcement	9
4.12	Notices	9

i

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of _____________, 2025, by and among Fermi Inc., a Texas corporation (the “Company”), each of the shareholders identified as a “Investor” on the signature pages hereto (each, an “Investor” and collectively, the “Investor Group”). This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s initial public offering (the “IPO”) of shares of its Common Stock (as defined below).

BACKGROUND

WHEREAS, as of the date hereof, the Investor Group collectively Beneficially Owns ___% of the equity interests in the Company;

WHEREAS, the Company is currently contemplating an IPO of shares of its Common Stock;

WHEREAS, the members of the Investor Group desire to enter into this Agreement to set forth their agreements and understandings with respect the voting of shares of the Common Stock held by them following the Effective Date as set forth below; and

WHEREAS, in consideration of the foregoing, the Company has agreed to permit the Investor Group to designate persons for nomination for election to the board of directors of the Company (the “Board”) and the Investors have agreed to vote their voting equity interests for the election of such persons following the Effective Date on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

ARTICLE I.
INTRODUCTORY MATTERS

1.1  Definitions.

“Action” has the meaning set forth in Section 4.3(a).

“Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the Preamble.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided, that for purposes of this Agreement, no investor shall be deemed to Beneficially Own any securities held by the other parties to this Agreement.

“Board” has the meaning set forth in the Background.

“Business Court” has the meaning set forth in Section 4.4.

“Caddis” means Caddis Capital LLC.

“Caddis Nominee” means the Nominee designated by Caddis.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means shares of Common Stock of the Company, par value $0.001 per share, or capital stock convertible thereto.

“Company” has the meaning set forth in the Preamble.

“Company’s Slate” has the meaning set forth in Section 2.2(a).

“Director” means any member of the Board.

“Director Election Proxy Statement” has the meaning set forth in Section 2.2(a).

“Effective Date” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Indemnified Parties” has the meaning set forth in Section 4.3(a).

“Indemnity Obligations” has the meaning set forth in Section 4.3(b).

“Investor” has the meaning set forth in the Preamble.

“Investor Group” has the meaning set forth in the Preamble.

“Investor Indemnitors” has the meaning set forth in Section 4.3(d).

“IPO” has the meaning set forth in the Preamble.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“MN Trust” means the Melissa A. Neugebauer 2020 Trust.

“Nominee” has the meaning set forth in Section 2.1(a).

“Original Amount” means the aggregate number of shares of Common Stock Beneficially Owned, directly or indirectly, by an Investor immediately following the completion of the IPO, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“TBOC” means the Texas Business Organizations Code, as amended.

“TMNN” means TMNN Manager LLC.

“TMNN Designee” means the Nominee designated by TMNN.

1.2  Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

ARTICLE II.
BOARD NOMINATION RIGHTS; OBLIGATIONS

2.1  Board Nomination Rights.

(a)  From the Effective Date, each of TMNN, Caddis and the MN Trust shall have the right, but not the obligation, to nominate to the Board one designee for election as a Director by or at the direction of the Board or a duly-authorized committee thereof (such persons, the “Nominees”) for so long as such Investor Beneficially Owns more than 50% of such Investor’s Original Amount. For the avoidance of doubt, in the event that an Investor Beneficially Owns 50% or less of such Investor’s Original Amount, then such Investor will not have the right to nominate a Nominee for election as a Director.

(b)  In the event that an Investor has designated less than the total number of designees the Investor is entitled to designate pursuant to Section 2.1(a), such Investor shall have the right, at any time, to designate such additional designees to which it is entitled, in which case, the Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporate action to (i) enable the Investor to designate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise (subject to the TBOC) and (ii) appoint such additional individuals designated by the Investor to fill such newly created directorships or to fill any other existing vacancies in accordance with Section 2.1(d) of this Agreement.

(c)  In the event that any Nominee shall cease to serve as a Director for any reason and the Investor designating such Nominee continues to have a right to nominate a Nominee pursuant to Section 2.1(a), the Investor nominating such Nominee shall be entitled to designate such person’s successor in accordance with this Agreement. The Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporate action to (i) enable such Investor to designate and effect the election or appointment of successor designees in accordance with the preceding sentence and (ii) appoint such successor designees in accordance with Section 2(d) of this Agreement. It is understood that any such designee shall serve the remainder of the term of the Director whom such designee replaces.

(d)  In each case where the Company has covenanted that the Directors shall take action to appoint a Nominee as a Director pursuant to any of Sections 2.1(a) through 2.1(c) of this Agreement:

(i)  The Directors shall appoint such Nominee unless the Board determines, in good faith, that appointing such Nominee would cause the Directors to breach their fiduciary duties to the Company or its shareholders, in which case the Company shall provide the Investor Group with a notice explaining in reasonable detail the basis for the Board’s determination, and the Investor nominating such Nominee shall have the right to designate an alternative Nominee in accordance with Sections 2.1(a) through Section 2.1(c) of this Agreement; and

(ii)  The Company hereby covenants that the Directors shall not fill any vacant or newly created directorship for which an Investor is entitled to designate a Nominee other than in accordance with Sections 2.1(a) through Section 2.1(c) of this Agreement. Without limiting the remedies available against the Company for breach of its covenants set forth in this Agreement, during any time that the Directors have failed to appoint a Nominee as a Director (including without limitation for the reasons set forth in the foregoing clauses (i) or (ii)), or if the Directors have appointed a person as a Director in lieu of a Nominee that an Investor has designated in accordance with this Agreement:

(x)  the Company shall, promptly following a written request from such Investor, (i) call a special meeting of shareholders for the purpose of appointing a nominee to fill the vacant or newly created directorship that has resulted in the Investor Group’s right to designate a Nominee pursuant to this Agreement; (ii) shall prepare a proxy statement and proxy card in connection with such special meeting, and shall include each Nominee to be elected at such meeting in such proxy statement (together with a supporting statement provided by the Investor designating such Nominee), including in the notice of meeting transmitted therewith, and proxy card as a nominee for Director; and (iii) reimburse the Investor Group for any expenses it reasonably incurs in connection with preparing its own proxy statement and proxy card and soliciting proxies or votes to appoint one or more Nominees as Directors in connection with such meeting.

(e)  The Company shall pay all reasonable out-of-pocket expenses incurred by each Nominee in connection with the performance of his or her duties as a Director and in connection with his or her attendance at any meeting of the Board or any committee thereof.

(f)  [Reserved].

(g)  No reduction in the number of shares of Common Stock that the Investor Group Beneficially Owns shall shorten the term of any incumbent director. At the Effective Date, the Board shall be comprised of five (5) members and the TMNN Nominee and the Caddis Nominee shall be Toby Neugebauer and Rick Perry, respectively. In the event that all three members of the Investor Group exercise their right to nominate a Nominee, such that there are or will be three Nominees on the Board, the Company shall use its best efforts to increase the number of Directors comprising the Board to seven (7) members.

(h)  So long as an Investor has the right to nominate at least one Nominee under Sections 2.1(a) through 2.1(d), or any such Nominee is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Investor Group, and the Company’s Certificate of Formation and/or Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable Law.

(i)  At any time the Company is not a “controlled company” and is required by applicable Law or Nasdaq (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject, in each case, to any applicable phase-in periods), the Nominees shall include a number of persons that qualify as “independent directors” under applicable Law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors.”

(j)  At any time that an Investor shall have any nomination rights under Section 2, the Company shall not take any action and the Company hereby covenants that it shall not take any action (including in each case effecting any amendment to the Company’s Certificate of Formation or Bylaws) that could reasonably be expected to adversely affect an Investor’s rights under this Agreement, in each case without the prior written consent of the Investor Group (provided, that an increase in the number of Directors shall not be deemed to adversely affect an Investor’s rights under this Agreement).

2.2  Company Obligations.

(a)  The Company agrees to use all necessary corporate action to ensure that, with respect to each Investor, prior to the date that such Investor and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 50% of its Original Amount, (i) such Investor’s Nominee is included in the Company’s slate of nominees to the shareholders (the “Company’s Slate”) for each election of directors where a class for which a Nominee has been assigned is up for election or reelection, unless the Board determines not to nominate such Nominee in accordance with Section 2.1(d)(i) or Section 2.1(i), in which case, the Investor shall have the right to designate an alternate Nominee for inclusion in the Company’s Slate; and (ii) whether or not a Nominee is included in the Company’s Slate, each Nominee shall be included in the proxy statement (together with a supporting statement provided by the Investor Group) prepared by management of the Company in connection with soliciting proxies for every meeting of the shareholders of the Company called with respect to the election of members of the Board where a class for which a Nominee has been assigned is up for election or reelection (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company or the Board with respect to the election of members of the Board where a class for which a Nominee has been assigned is up for election or reelection. Each Investor will promptly provide reporting to the Company after such Investor ceases to Beneficially Own shares of Common Stock representing at least 50% of its Original Amount such that the Company is informed of when this obligation terminates. An Investor’s right to nominate a Nominee to the Company’s Slate for any applicable election of directors shall be based on the percentage of the Original Amount then Beneficially Owned by such Investor immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the Commission). Unless the Investor Group notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of the Investor Group for the Company to include such Nominees in the Director Election Proxy Statement.

(b)  If an Investor fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the Commission), a majority of the independent directors then serving on the Board shall determine which of the Nominees then serving on the Board will be included in the Company’s Slate as contemplated by clause (i) of Section 2.2(a). Furthermore, the Company agrees that if the Company qualifies as a “controlled company” under the rules of the Exchange, the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company agrees to provide written notice of the preparation of a Director Election Proxy Statement to the Investor Group at least 20 business days, but no more than 40 business days, prior to the earlier of the mailing and the filing date of any Director Election Proxy Statement.

2.3  Investor Obligations.

Each Investor agrees, at any time it is then entitled to vote for the election of Directors to the Board, to take all necessary action, including casting all votes to which such Investor is entitled in respect of its Original Amount, whether at any annual or special meeting, by written consent, proxy or otherwise, so as to ensure that the composition of the Board complies with (and includes all of the requisite Nominees in accordance with) Section 2 and to otherwise effect the intent of Section 2. Each Investor then entitled to vote for the election of any successor as a Director agrees to take all necessary action, including casting all votes to which such Investor is entitled in respect of its Original Amount, whether at any annual or special meeting, by written consent, proxy or otherwise, so as to ensure that any such successor determined in accordance with Section 2 is elected to the Board as promptly as practicable. Each Investor agrees that if, at any time, it is then entitled to vote for the removal of Directors, it will not vote any of its shares in favor of the removal of any Nominee, unless the Investor Group shall have consented to such removal in writing. Each Investor agrees not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of its Original Amount that would prohibit such Investor from casting votes in respect of such shares of Original Amount in accordance with this Section 2.3.

ARTICLE III.
AMENDMENT AND WAVER; ASSIGNMENT; TERMINATION

3.1  Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and each Investor who has the right to nominate a Nominee hereunder. Any provision of this Agreement that significantly impacts the rights of the Investors may only be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company, the Investor Group and the Investors, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. The Investor Group shall not be obligated to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement for any election of directors, but the failure to do so shall not constitute a waiver of its rights hereunder with respect to future elections; provided, however, that in the event the Investor Group fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the Commission), the Nominating and Corporate Governance Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Company’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and the Investor Group shall be deemed to have waived its rights hereunder with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

3.2  Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder with respect to an Investor without the prior written consent of such Investor. Except as otherwise expressly provided in Section 3.3, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

3.3  Assignment. Upon written notice to the Company, any member of the Investor Group may assign to any Affiliate (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to be a member of the Investor Group for all purposes hereunder.

3.4  No Transfer Restrictions and Release.

(a)  No provision of this Agreement shall restrict the ability of any Investor or its Affiliates to transfer, sell, assign, or otherwise dispose of any Common Stock. For the avoidance of doubt, neither the Company nor any other party to this Agreement shall impose, and the Investors and their Affiliates shall not be subject to, any additional lock-up, transfer restriction, or similar limitation with respect to Common Stock held by such Investor or its Affiliates, except as may be required under any separate agreement or by applicable Law or regulation. The Company acknowledges and agrees that no Investor shall be deemed an Affiliate (within the meaning of Rule 144 under the Securities Act of 1933, as amended) of the Company solely by virtue of entering into this Agreement or the performance of its obligations hereunder.

(b)  In any lock-up agreement or similar agreement requested by the Company in connection with any transaction, any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company shareholders that are subject to such agreements, based on the number of shares subject to such agreements.

(c)  Upon any Investor ceasing to hold more than 50% of such Investor’s Original Amount, such Investor shall be automatically and irrevocably released from all obligations, covenants, and restrictions under this Agreement. The Company and the other Investors shall promptly provide any documentation reasonably requested by the released Investor to evidence such release. Notwithstanding the foregoing, the provisions of Sections 4.1 through 4.12 shall survive the release and continue to benefit such Investor under this Agreement.

3.5  Termination. This Agreement shall terminate with respect to any single Investor on the date upon which such Investor Beneficially Owns shares of Common Stock representing 50% or less of such Investor’s Original Amount. If not earlier terminated, this Agreement shall terminate with respect to the Investor Group on the date that is the five-year anniversary of the Effective Date. Notwithstanding the foregoing, the provisions of Sections 4.1 through 4.12 shall survive the termination of this Agreement. No termination of this Agreement shall relieve any party from liability for any breach of this Agreement prior to such termination.

ARTICLE IV.
GENERAL PROVISIONS

4.1  Expenses. The Company and each Investor shall bear their own respective cost for fees and expenses, including legal fees, in connection with the negotiation, execution and delivery of this Agreement.

4.2  Filing Requirements.

(a)  Each Investor shall take full responsibility to ensure such Investor’s compliance with any reporting obligations under any applicable United States Law or regulation (including, without limitation, the preparation and filing of any filings required under Section 13 or Section 16 of the Exchange Act, including Schedules 13D or 13G, Forms 3 or 4, or any similar requirements) which such Investor shall become subject to by virtue of its participation in this Agreement.

(b)  Additionally, the Company shall provide to each Investor, in writing by email, on a quarterly basis (or at such other intervals as may be reasonably requested by any Investor): (i) the aggregate number of shares of Common Stock Beneficially Owned by the Investor Group (including a breakdown of shares held by each Investor), (ii) the ownership ratios of each Investor and (iii) the total number of outstanding shares of Common Stock of the Company, in each case reported as of the date of the number of outstanding Common Stock as set forth on the cover page of the Company’s most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, within five business days of such filing. The Company shall also provide such other information as may be reasonably requested by any Investor in connection with its obligations under Section 13 of the Exchange Act.

4.3  Indemnification.

(a)  The Company shall defend, indemnify and hold harmless the Investor Group, its Affiliates, partners, employees, agents, directors, managers, officers and controlling Persons and each Investor, their Affiliates, partners, employees, agents, directors, managers, officers and controlling Persons (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or obligations of any kind or nature (whether accrued or fixed, absolute or contingent) in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties before or after the date of this Agreement (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) the Investor Group’s and/or each Investor’s or their respective Affiliates’ Beneficial Ownership of Common Stock or other equity securities of the Company or control or ability to influence the Company or any of its subsidiaries (other than any such Actions (x) that are finally determined by nonappealable judicial order to have constituted an intentional breach of this Agreement by an Indemnified Party or its Affiliates or the breach of any fiduciary duty of such Indemnified Party to the Company or its equity holders or (y) that are finally determined by nonappealable judicial order to have been the result of such Person’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its subsidiaries or (iii) any services provided prior, on or after the date of this Agreement by the Investor Group or each Investor or their respective Affiliates to the Company or any of its subsidiaries. The Company shall defend at its own cost and expense in respect of any Action which may be brought against the Company and/or its Affiliates and the Indemnified Parties.

(b)  The Company shall defend at its own cost and expense any and all Actions which may be brought in which the Indemnified Parties may be impleaded with others upon any Action by the Indemnified Parties, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse the Company for the costs of defense and other costs incurred by the Company in proportion to such Indemnified Party’s culpability as proven. In the event of the assertion against any Indemnified Party of any Action or the commencement of any Action, the Company shall be entitled to participate in such Action and in the investigation of such Action and, after written notice from the Company to such Indemnified Party, to assume the investigation or defense of such Action with counsel of the Company’s choice at the Company’s expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Company may retain one firm of counsel to represent all Indemnified Parties in such Action; provided, however, that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such Action and the Company shall bear the expense of such separate counsel (and local counsel, if applicable), if (x) in the opinion of counsel to the Indemnified Party use of counsel of the Company’s choice could reasonably be expected to give rise to a conflict of interest, (y) the Company shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such Action or (z) the Company shall authorize the Indemnified Party to employ separate counsel at the Company’s expense. The Company further agrees that with respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by, the Investor Group and/or an applicable Investor or any of their respective Affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity Obligations are created by Law, organizational or constituent documents, contract (including this Agreement) or otherwise.

(c)  The Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against the Investor Group or any Investor for contribution or have rights of subrogation against the Investor Group or any Investor through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that the Investor Group and/or any Investor pay or advance an Indemnified Party any expenses with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse the Investor Group and/or the applicable Investor, for such payment or advance upon request; subject to the receipt by the Company of a written undertaking executed by the Indemnified Party and the Investor Group and/or the applicable Investor, that makes such payment or advance to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party was not entitled to be indemnified by the Company. The foregoing right to indemnity shall be in addition to any rights that any Indemnified Party may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 4.3, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Action in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

4.4  Governing Law. This Agreement shall be construed in accordance with and governed by the Law of the State of Texas without giving effect to the principles of conflicts of laws thereof.

4.4  Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in the Business Court in the First Business Court Division of the State of Texas (the “Business Court”) (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division), and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 4.12, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

4.5  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

4.6  Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

4.7  Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

4.8  Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

4.9  Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

4.10  Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Texas, in addition to any other remedy to which they are entitled at Law or in equity.

4.11  Enforcement. Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

4.12  Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by e-mail or other electronic communication or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally, sent by e-mail or other electronic communication (receipt confirmed), and one (1) Business Day after deposit with a reputable overnight courier service.

If to the Company:

Fermi Inc.

620 S. Taylor St., Suite 300

Amarillo, Texas 79101

Attention: Toby Neugebauer

E-mail: toby@fermiamerica.com

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, Texas 75201

Attention: Matthew L. Fry; Logan Weissler

E-mail: matt.fry@haynesboone.com; logan.weissler@haynesboone.com

If to TMNN:

TMNN Manager, LLC

10777 Strait Lane

Dallas, Texas 75229

Attention: Toby Neugebauer

E-mail: accounting@doradocp.com

with a copy (which shall not constitute notice) to:

Kennedy Sutherland, LLP

1305 E Houston St. Bldg. 1, Ste. 1400

San Antonio, TX 78205

Attention: Dub Sutherland

E-mail: dsutherland@kslawllp.com

If to the MN Trust:

Melissa A. Neugebauer 2020 Trust

10777 Strait Lane

Dallas, Texas 75229

Attention: Toby Neugebauer

E-mail: accounting@doradocp.com

with a copy (which shall not constitute notice) to:

Kennedy Sutherland, LLP

1305 E Houston St. Bldg. 1, Ste. 1400

San Antonio, TX 78205

Attention: Dub Sutherland

E-mail: dsutherland@kslawllp.com

If to Caddis Capital LLC:

Caddis Capital, LLC

10454 Epping Ln.

Dallas, TX 75229

Attention: Griffin Perry

E-mail: ________

with a copy (which shall not constitute notice) to:

Glast Phillips Murray Zopolsky

14901 Quorum Drive, Suite 300

Dallas, TX 75254

Attention: Matthew C. Lipton

E-mail: mlipton@gpm-law.com

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

FERMI INC.

By:
Name:	Miles Everson
Title:	Chief Financial Officer

INVESTORS:

TMNN MANAGER LLC

By:
Name:	Toby Neugebauer
Title:	Chief Executive Manager

CADDIS HOLDINGS LLC

By:
Name:	Griffin Perry
Title Manager

MELISSA A. NEUGEBAUER 2020 Trust

By:
Name:	Melissa Neugebauer
Title Authorized Person

[Signature page to Director Nomination Agreement]